                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (x)(ii)

                                   SCHEDULE A

FUND AND SHARE CLASS                                         EXPENSE LIMIT
--------------------                                         -------------
Schwab Money Market Fund                                     72 bps

Schwab U.S. Treasury Money Fund                              60 bps

Schwab Government Money Fund                                 75 bps

Schwab Municipal Money Fund -- Sweep Shares                  62 bps

Schwab Municipal Money Fund -- Value Advantage Shares        45 bps

Schwab CA Municipal Money Fund -- Sweep Shares               60 bps

Schwab CA Municipal Money Fund -- Value Advantage Shares     45 bps

Schwab NY Municipal Money Fund -- Sweep Shares               65 bps

Schwab NY Municipal Money Fund -- Value Advantage Shares     45 bps

Schwab MA Municipal Money Fund -- Sweep Shares               65 bps

Schwab PA Municipal Money Fund -- Sweep Shares               65 bps

Schwab NJ Municipal Money Fund -- Sweep Shares               65 bps

Schwab AMT Tax-Free Money Fund -- Sweep Shares               62 bps

Schwab AMT Tax-Free Money Fund -- Value Advantage Shares     45 bps

Schwab Cash Reserves                                         67 bps

Schwab Advisor Cash Reserves -- Sweep Shares                 66 bps


FUND AND SHARE CLASS                                         EXPENSE LIMIT
--------------------                                         -------------
Schwab Advisor Cash Reserves -- Premier Sweep Shares         59 bps

Schwab Value Advantage Money Fund -- Investor Shares         45 bps

Schwab CA AMT Tax-Free Money Fund                            45 bps

Dated as of April 30, 2008

Charles Schwab Family  Charles Schwab Investment Charles Schwab & Co. Inc.
of Funds, On behalf    Management, Inc.
of the funds

By:                    By:                       By:
/s/ George Pereira     /S/ Randy Merk            /S/ Randy Merk
Name: George Pereira   Name: Randy Merk          Name: Randy Merk
Title: Principal       Title: Chief Executive    Title: Executive Vice
       Financial Office       Officer                   President